UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): July 26, 2018

PARTY CITY HOLDCO INC.

(Exact name of registrant as specified in its charter)

Delaware	001-37344	46-0539758
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

80 Grasslands Road Elmsford, New York	10523
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code: (914) 345-2020

Former name or former address, if changed since last report: N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01	Other Events

On July 26, 2018 Party City Holdco Inc.’s (the “Company”) wholly-owned indirect subsidiary, Party City Holdings Inc. (the “Issuer”), and the several guarantors thereunder entered into a purchase agreement (the “Purchase Agreement”) with Goldman Sachs & Co. LLC, as representative of the initial purchasers named in Schedule A to the Purchase Agreement, relating to the offering (the “Offering”) by the Issuer of $500 million aggregate principal amount of 6.625% senior notes due 2026.

A copy of the Purchase Agreement is filed as Exhibit 1.1 herewith and incorporated by reference herein.

On July 26, 2018, the Company issued a press release announcing the pricing of the Offering. A copy of this press release is attached as Exhibit 99.1 herewith and incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

1.1	Purchase agreement by and among Party City Holdings Inc., the guarantors thereunder and the initial purchasers party thereto

99.1	Press release issued by Party City Holdco Inc. on July 26, 2018

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PARTY CITY HOLDCO INC.

Date: July 27, 2018	By:	/s/ Daniel J. Sullivan
Daniel J. Sullivan
Chief Financial Officer